Exhibit (n)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the reference to us in this Pre-Effective Amendment No. 3 to the Registration Statement of Highland Credit Strategies Fund (the “Trust”) on form N-2 filed by the Trust under the Securities Act of 1933, as amended (Registration No. 333-132436) and under the Investment Company Act of 1940, as amended (Registration No. 811-21869) under the heading “Independent Registered Public Accounting Firm” in the Prospectus and Registration Statement.
PricewaterhouseCoopers
Dallas, Texas
May 19, 2006